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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that Ronald W. Tysoe, as a director of Pzena Investment Management, Inc., a Delaware corporation (the "Corporation"), constitutes and appoints Richard S. Pzena and Wayne A. Palladino, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-3 of the Company (No. 333-155354), including post-effective amendments, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: January 13, 2009	/s/ Ronald W. Tysoe Ronald W. Tysoe

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  Exhibit 24.2
POWER OF ATTORNEY